Exhibit 10.5

BUSINESS ACQUISITION AGREEMENT

This BUSINESS ACQUISITION AGREEMENT (the "Agreement") is effective on November 16th, 2020 by and between Ethos Technology LLC dba Comply Bag, a company duly incorporated under the state of California and having its registered address at 1100 Wilshire Blvd Ste 2809, Los Angeles Ca 90017 (the "Seller"), and Cannabis Global Inc, a company duly incorporated under the state of Nevada and having its registered at 520 S Grand Ave #320, Los Angeles Ca 90071 (the "Purchaser'").

(The Purchaser and the Seller shall be individually referred to as a "Party" and collectively referred to as the "Parties", as the context may require).

WHEREAS, The Seller is a development company in the process of entering the market for cannabis trackable and storage bags which are METRC friendly (the "Business").

WHEREAS, The Purchaser is a development business seeking to expand its business opportunities;

WHEREAS, the Purchaser believes the acquisition of the Seller will benefit its business and the Seller believes a sale to the Purchaser is in the best interest of its shareholders.

NOW THEREFORE, the Purchaser agrees to purchase the Seller and the Seller agrees to sell it business for valuable consideration to the Purchaser (the "Purchase"), as outlined herein,

1. DEFINITIONS AND INTERPRETATION

1.1 The terms used in this Agreement shall have the meanings ascribed to them at Part A to Schedule "A" to this Agreement.

1.2 Agreement shall be interrelated in a manner and on the basis of principles as provided in Part B to Schedule "A" to this Agreement.

2. SALE AND TRANSFER OF BUSINESS

2.1 Transfer of the Business. The Seller hereby agrees to sell, assign, convey and transfer the Business and all assets of the Business as a going concern to the Purchaser as a total stock purchase of the company and the controlling interest, and the Purchaser agrees to purchase the Business on the terms of this Agreement, at Closing.

2.2 Liabilities. The Purchaser will assume all Liabilities of the Business.

2.3 Title and Risk. Subject to the terms and conditions of this Agreement, title to and risk in the Business shall pass to the Purchaser at the Closing.

2.4 No Grant of License. The Seller owns no valuable intellectual property and no such transfer is assumed in the Purchase, thus there is no grant of license assumed in the Purchase.

3. EMPLOYEES

3.1 The Seller has no employees.

3.2 There are no wages, salaries or other employment or subcontractor related debts owed by the Seller.

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4. PURCHASE PRICE

4.1 Purchase Price. The Purchase Price for the acquisition of the Business shall be the following:

The initial Purchase Price shall be 3,000,000 restricted common shares of Cannabis Global Inc. trading under the symbol OTC: CBGL ("CBGL Common Shares") where Edward Manolos receives 1,500,000 CBGL Common Shares as CEO of Ethos and Thang Nguyen receives 1,500,000 CBGL Common Shares as Director of Ethos.

Upon shipment of orders of Ethos products equaling $1,000,000 to unaffiliated parties, 3,000,000 CBGL Common Shares where Edward Manolos receives 1,500,000 CBGL Common Shares as CEO of Ethos and Thang Nguyen receives 1,500,000 CBGL Common Shares as Director of Ethos.

As part of the acquisition Thang Nguyen will be appointed as COO of Ethos and have responsibilities of developing the segment

4.2 The Purchaser shall be solely responsible for all taxes payable in respect of the sale and transfer of the Business, including any existing tax liabilities in respect of the assets, if any.

5. REPRESENTATIONS AND WARRANTIES

5.1 The Seller represents Schedule B to be true and correct.

5.2 The Purchaser represents Schedule B to be true and correct.

6. CONDITIONS PRECEDENT

The obligations of the Purchaser to proceed with the Closing of the transactions contemplated under this Agreement shall be subject to the fulfilment on or before the Closing of each of the conditions precedent set out at Schedule "C" to this Agreement.

7. CONDUCT PRIOR TO CLOSING

Conduct of business of Seller. During the period from the date of this Agreement and up to the Closing, the Seller agrees that it shall (a) carry on the Business in the Ordinary Course of Business in substantially the same manner as heretofore conducted; (b) pay its debts and Taxes when due, (c) pay or perform other obligations when due; and (d) preserve intact the Business, keep available the services of is present Employees and preserve its relationship with, customers and lessors, having business dealings with it, to the end that its ongoing ability to provide services shall be unimpaired at the Closing.

8. CLOSING

Subject to the fulfilment of the Conditions Precedent set forth in Schedule "C" hereto and the receipt of the Deliverables by the Purchaser set forth in Schedule "D", the Closing will be in accordance with the terms of this Agreement. On or prior to the Closing, the Seller shall make the deliveries listed at Schedule "—D" to the Purchaser.

9 NON-COMPETITION There is no non-competition assumed in this Agreement.

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10. CONDITIONS SUBSEQUENT:

At Closing, the Seller shall:

a. Receive all of the Required Contract Consents on terms not less favorable than those applicable to the Seller immediately prior to Closing. All liabilities arising in relation to defaults under the Transferred Contracts due to their assignment without the Required Contract Consent shall be borne and discharged by the Seller, and the Purchaser shall not be responsible for the same.

d. Issue letters to all appropriate Governmental Authorities intimating them of the transfer of the Business to the Purchaser.

11. INDEMNIFICATION

11.1 Each Party (an "Indemnifying Party") agrees to indemnify and keep indemnified and hold harmless the other Party (the "Indemnified Party") from and against any and all losses, penalties, judgments, suits, costs, claims, liabilities, assessments, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by, imposed upon arising from or asserted against the other Party as a result of relating to or arising out of any breach, default or non-compliance under this Agreement.

Seller (an "Indemnifying Party") agrees to indemnify and keep indemnified and hold harmless Purchaser (the "Indemnified Party") from and against any and all losses, penalties, judgments, suits, costs, claims, liabilities including undisclosed or contingent, assessments, Damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements) (collectively, "Losses"), incurred by, imposed upon arising from or asserted against the Purchaser as a result of relating to or arising out of the Specified Indemnities.

11.2 Procedure for Indemnification.

a. The Indemnified Party shall give notice to the Indemnifying Party of any claim, specifying in reasonable detail the factual basis for the claim, the amount thereof, estimated in good faith, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such claim shall have occurred.

b. The Indemnified Party and the Indemnifying Party shall consult with each other and in good faith endeavor to resolve any claims under this Section in a mutually acceptable manner.

11.3 Claims between Parties.

a. With respect to claim solely between the parties hereto, following receipt of written notice from the Indemnified Party of a claim, the Indemnifying Party shall have fifteen (15) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable, and the Indemnified Party agrees to make available to the Indemnifying Party reasonable access to documents and information to substantiate the claim.

b. If the Indemnified Party disputes the claim, the Indemnified Party, without prejudice to its rights to seek recovery of the claim against the Indemnifying Party, shall be entitled to apply to a Court or an arbitral tribunal constituted under Section 13.4 for set-off, deduction and/or suspension of payment of any part of the Purchase Price to the Seller and the Purchaser shall be entitled to set-off, deduct or suspend payment of such part of the Purchase as is ordered by the Court or arbitral tribunal (on an interim or final basis).

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11.4 Third-Party Claims. The obligations and liabilities of each party to this Agreement under this Section 11 hereof related to third party claims shall be subject to the following terms and conditions:

a. At any time after receipt of notice of any third party claim asserted against, imposed upon or incurred by an Indemnified Party, the Indemnified Party shall notify the Indemnifying Party of such claim in writing. The Indemnified Party hereby appoints the Indemnifying Party and the Indemnifying Party shall be entitled, at its own expenses, to participate in and shall undertake the defense thereof in good faith for and on behalf of the Indemnified Party by the counsel of the Indemnifying Party's own choosing, which counsel shall be satisfactory to the Indemnified Party; provided, however, that in addition, the Indemnified Party shall at all times have the option, at its own expense, to participate fully therein (without controlling such action).

b. If within thirty (30) days after written notice to the Indemnified Party of the Indemnifying Party's intention to undertake the defense of any third party claim the Indemnifying Party shall fail to defend the Indemnified Party against such third party claim, the Indemnified Party will have the right (but not the obligation) to undertake the defense and/or enter into a compromise or settlement of such third party claim on behalf of, and for the account and at the risk of, the Indemnifying Party.

c. If the Indemnifying Party disputes the claim, the Indemnified Party, without prejudice to its rights to seek recovery of the claim against the Indemnifying Party, shall be entitled to set-off against the Purchase Price such amount of the claim as is payable by the Indemnified Party pursuant to an order, decree or judgment (interim or final) of a Court or Governmental Authority and if no stay of such order has been obtained by Seller within 30 days thereafter, provided that payment of the Purchase Price shall be suspended during such 30 day period.

11.5 Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Section 11 are independent of, and in addition to, such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentations, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including the right to seek specific performance, rescission, or other injunctive relief, none of which rights or remedies shall be affected or diminished thereby.

12. TERM & TERMINATION

This Agreement shall enter into effect from the date of its execution by both the parties hereto. This Agreement may be terminated at any time prior to Closing:

(a) By mutual written consent of Seller and Purchaser;

(b) By Purchaser, upon written notice to the Seller, if there shall have been (x) a breach of any Warranty on the part of Seller, or if any Warranty of Seller shall have become untrue in any respect, or (y) a breach by Seller of any of its covenants or agreements hereunder and such breach is not cured within fifteen (15) days after notice thereof by Purchaser.

(c) By Purchaser, in the event that Seller becomes or is declared insolvent or bankrupt, makes an assignment for the benefit of all or substantially all of its creditors, enters into an agreement for the composition, extension or readjustment of all or substantially all or of its obligations, or becomes the subject of any Proceedings related to its liquidation or insolvency or for the appointment of a receiver or similar officer.

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13. MISCELLANEOUS

13.1 Successors and Assigns. The Seller shall not assign this Agreement or any of their rights or obligations hereunder without the prior written consent of Purchaser. The Purchaser may at any time assign this Agreement and any of its rights and obligations hereunder to any affiliate of the Purchaser without the consent of the Seller, and to any other party by providing prior notice in writing to the Seller. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or Liabilities under or by reason of this Agreement, except as expressly provided herein.

13.2 Specific Performance. The parties hereto acknowledge and agree that Damages along would not provide an adequate remedy for any breach or threatened breach of the provisions of this Agreement and therefore that, without prejudice to any and all other rights and remedies a party may have (including but not limited to, Damages), such party shall be entitled without proof of special Damage to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of such provisions. The remedies set forth in this Section 13.2 are cumulative and shall in no way limit any other remedy any party hereto has at law, in equity or pursuant hereto.

13.3 Governing Law and Jurisdiction. This Agreement shall be governed by the laws of the United States of America, State of California, and subject to clause 13.4, shall be subject to the jurisdiction of courts in the County of Los Angeles.

13.4 Arbitration. The parties hereto irrevocably agree that any dispute, controversy or claim arising out of, relating to or in connection with this Agreement (including any provision of any exhibit, annex or schedule hereto) or the existence, breach, termination or validity hereof shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the Arbitration and Conciliation Act,1996. The arbitration shall be held in Los Angeles and shall be conducted by a sole arbitrator appointed by mutual consent of the Seller and the Purchaser, or failing such agreement, such sole arbitrator shall be appointed as per the applicable rules under Arbitration and Conciliation Act, 1996. Nothing in this Section 13.4 shall prevent the parties from obtaining relief from a court of competent jurisdiction in the form of provisional or conservatory measures (including, without limitation, preliminary injunctions to prevent breaches hereof). Any request for such provisional measures by a party to a court shall not be deemed a waiver of this agreement to arbitrate.

13.5 Amendments and Waivers. This Agreement may be modified, supplemented or amended only by a written instrument executed by the parties hereto. No waiver of any provisions, condition or covenant of this Agreement shall be effective as against the waiving party unless such waiver is in a writing signed by the waiving party. Waiver by a party as provided in this Section 13.6 shall not be construed as or constitute either a continuing waiver of such provision, condition or covenant or a waiver of any other provision, condition or covenant hereof. The failure of any party at any time to require performance by the other party of any provision, condition or covenant of this Agreement shall in no way affect its right thereafter to enforce the provision, condition or covenant or any other provision condition or covenant.

13.6 Severability. If any covenant or provision hereof its determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision, each of which is hereby declared to be separate and distinct. If any provisions of this Agreement are so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable. If any provision of this Agreement is declared invalid or unenforceable for any reason other than over-breadth, the offending provision will be modified so as to maintain the essential benefits of the bargain among the parties hereto to the maximum extent possible, consistent with law and public policy.

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13.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to Purchaser upon any breach or default of Seller under this Agreement, shall impair any such right, power or remedy of Purchaser nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver permit consent or approval of any kind or character on the part of Purchaser of any breach or default under this Agreement, or any waiver on the part of Purchaser of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to Purchaser, shall be cumulative and not alternative.

13.8 Expenses. Irrespective of whether the Closing is effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. All stamp duty and registration costs imposed on this Agreement and the instruments and documents executed pursuant hereto shall be shared equally between the Seller and the Purchaser.

13.9 Further Assurances. From and after the Closing, the Seller shall from time to time, at the request of the Purchaser and without further cost or expense to the Purchaser, execute and deliver such other instruments of conveyance and transfer and take such other actions as the Purchaser may reasonably request in order more effectively to carry out this Agreement and the transactions contemplated hereunder.

13.10 Independent Rights. Each of the rights of the Parties under this Agreement are independent, cumulative and without prejudice to all other rights available to them, and the exercise or non-exercise of any such rights shall not prejudice or constitute a waiver of any other right of a Party, whether under this Agreement or otherwise.

13.11 Entire Agreement. This Agreement (together with the Disclosure Schedule, the Schedules, and the other agreements expressly identified in this Agreement) constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understanding of the parties, oral and written, with respect to such subject matter.

13.12 Counterparts. This Agreement may be executed in any number of originals or counterparts, each in the like form and all of which when taken together shall constitute one and the same document, and any Party may execute this Agreement by signing any one or more of such originals or counterparts.

13.13 Survival. Any other provision which by virtue of its nature is intended to survive shall survive the termination of this Agreement.

13.14 Related Party Transaction. One, or more of the owners, shareholders or partners of the Parties is a partial owner, shareholder or partner in another Party and thus, this Agreement, relative to these Parties, is between Related Parties, as defined in FASB Accounting Standards Codification 850. Edward Manolos is on the board of directors at Cannabis Global Inc. Thang Nguyen is brother of Dan Nuguyen who is a member of the board of directors at Cannabis Global Inc.

IN WITNESS, the Parties have executed this Business Transfer Agreement as of the date first written above.

SELLER: Ethos Technology LLC Edward Manolos Address: 1100 Wilshire Blvd Suite 2809 Los Angeles Ca 90017

PURCHASER: Cannabis Global, Inc Name: Arman Tabatabaei Title: President Title: CEO, Address: 520 S Grand Ave #320 Los Angeles Ca 90071

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SCHEDULE "A"

PART A- DEFINITIONS

1. "Agreement" shall mean this Business Transfer Agreement, including its schedules and annexure.

2. "Applicable Law" shall mean any applicable constitution, treaty, statute, rule, regulation, ordinance, order, directive, code, judgment, award, permit, license, authorization, directive requirement, agreement with, or by a Government Authority.

3. "Assets" shall mean all property, assets, benefits and rights of the Seller relating to the Business, (a) the licensed property ( building and structures) set out at Schedule "G.1"', (b) the moveable assets, vehicles, furniture and fixtures, equipment and inventory set out at Schedule "G.2", (c) the intellectual property rights and other intangibles described at Schedule "G.3", (d) the customers of the Business listed at Schedule "G.4', (e) the all contracts relating to the Business listed at Schedule "G.5", (f) the right, obligation, liabilities of all permits, licenses and approvals held by the Business listed at Schedule "G.6", (g) the insurance policies in relation to and held by the Business listed at Schedule "G.8";

4. "Bankruptcy Matter" shall mean any liquidation; dissolution; winding up order passed by the competent court; insolvency; bankruptcy; suspension of payments, inability to repay debts as such debts become due within the meaning of Section 434 of the Companies Act, 1956 (or the corresponding provision under the Companies Act, 2013); or a petition seeking to take advantage of any Applicable Laws providing for relief of debtors.

5. "Business" shall mean Ethos Technology LLC and shall include all of the Assets, Employees, Liens and Liabilities collectively, as more specifically elaborated in Schedule "G".

6. "Closing" shall mean the date of this Agreement.

7. "Damages" shall mean all claims, demands, actions, causes of action, assessments by a Government Authority, losses, Proceedings, damages, penalties, fines, costs, payments, expenses and judgments, including interest and penalties and reasonable attorneys' fees, disbursements and expenses.

8. "Governmental Authority" shall mean any administrative agency, commission, court or other governmental or regulatory authority or instrumentality, whether central, state, local or municipal or judicial, quasi- judicial or administrative forum, including but not limited to, ministries and departments of the Government of the United States, and Tax authorities.

9. "Liabilities" shall mean any obligation, liability or indebtedness of any kind, character or description, whether absolute, contingent, accrued, liquidated, unliquidated, known, unknown, executory or otherwise, and shall include but not be limited to the following, in relation to the Business:

(a) All liabilities relating to Taxes and statutory dues in respect of the period prior to the Closing;

(b) All obligations with respect to the Employees arising out of or relating to their employment with the Seller prior to the Closing;

(c) All borrowings and indebtedness of the Seller, and amounts payable by the Seller to banks;

(d) All litigation liabilities for claims pertaining to or arising from any date prior to the Closing;

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(e) All obligations under any, or liability of the Seller with respect to any breach of, any contract or other agreement prior to or on the Closing; and (f) All obligations to the STPI and customs authorities, including liabilities relating to non-fulfillment of export obligation.

"Lien" shall mean any pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien, right of first refusal, conditional sale agreement, restriction, easement, option, and any security or similar agreement of any kind or nature whatsoever.

"Material Adverse Effect" shall mean the occurrence or reasonably likely occurrence of any event, change, circumstance or effect that individually or in the aggregate (taking into account all other such events, changes, circumstances or effects), is or is reasonably likely to (A) have a material adverse effect to the financial conditions, operations or prospects of the Business, or (B) materially hinder or delay Seller's ability to consummate the transactions contemplated herein, or (C) materially hinder Purchaser's ability to own and/or operate the Business substantially in the manner previously conducted following the Closing.

"Ordinary Course of Business" shall mean the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency), but only to the extent consistent with Applicable Law and the custom of entities engaged in the same business as the existing business of Seller.

"Proceeding" shall mean any action, suit, charge, hearing, claim, legal quasi-judicial, administrative, regulatory, arbitration or other alternative dispute resolution proceeding or investigation.

"Required Contract Consents" shall mean the consents set out in Schedule "H" that are required for assignment and transfer of the Transferred Contracts to the Purchaser.

"Seller Financial Statements" shall mean the audited financial statements of the Seller for the financial years ended November 16, 2020.

"Specified Indemnities" shall mean each of the matters set out in Schedule "F" hereto.

"Tax" and, collectively "Taxes" shall mean any and all foreign, central, state, municipal and local (or equivalent) taxes of any country, assessments and other governmental charges, customs duties, duties, impositions and Liabilities, including taxes based upon or measured by gross receipts, income, profits sales, service, use and occupation, and value added, ad valorem, stamp duty, stamp transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

"Transaction Agreements/ Transaction Documents" shall include the following: (a) receipts/ Protocol evidencing transfer of the moveables comprised in the Business by way of delivery, (b) assignment deeds for assignment and transfer of the intellectual property set out in Schedule G.3,

(c) license agreements for grant of perpetual and royalty-free license in respect of the intellectual property rights, and (d) such other deeds, documents, instruments, certificates, receipts and writings as may be necessary or expedient for consummating the transactions contemplated under this Agreement.

"Transferred Contracts" shall mean all of the contracts relating to the Business listed at Schedule "G.5".

20. "Warranties" shall mean the representations and warranties set out in Section 5 of the Agreement.

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PART B- INTERPRETATION In this Agreement:

1. Words denoting any gender shall be deemed to include all other genders;

2. Words importing the singular shall include the plural and vice versa, where the context so requires;

3. The terms "hereof", "herein", "hereby", "hereto" and other derivatives or similar words, refer to this entire Agreement or specified Sections of this Agreement, as the case may be;

4. Reference to the term "Section" or "Schedule" or "Annexure" shall be a reference to the specified Section or " or Schedule or Annexure of this Agreement;

5. Any reference to "writing" includes printing, typing, lithography and other means of reproducing words in a permanent visible form.

6. The term "directly or indirectly" means directly or indirectly through one or more intermediary persons or through contractual or other legal arrangements, and "direct or indirect" shall have correlative meanings;

7. All headings and sub-headings of Sections and Schedules, and use of bold typeface are for convenience only and shall not affect the construction or interpretation of any provision of this Agreement;

8. Reference to any legislation or Law or to any provision thereof shall include references to any such Law as it may, after the Effective Date, from time to time, be amended, supplemented or re-enacted, and any reference to statutory provision shall include any subordinate legislation made from time to time under that provision;

9. Reference to the word "include" or "including" shall be construed without limitation;

10. The Schedules/ Annexs hereto shall constitute an integral part of this Agreement;

11. Terms defined in this agreement shall include their correlative terms;

12. Time is of the essence in the performance of the Parties' respective obligations. If any time period specified herein is extended, such extended time shall also be of essence;

13. References to the knowledge, information, belief or awareness of any Person shall be deemed to include the knowledge, information, belief or awareness of such Person after examining all information which would be expected or required from a Person of ordinary prudence;

14. The Parties acknowledge that they and their respective counsel have read and understood the terms of this Agreement and have participated equally in the negotiation and drafting. No provisions of this Agreement shall be interpreted in favor of, or against, any Party by reason of the extent to which such Party or its counsel participated in the drafting hereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof;

15. All references to this Agreement or any other Transaction Document shall be deemed to include any amendments or modifications to this Agreement or the relevant Transaction Document, as the case may be, from time to time;

16. Reference to days, months and years are to calendar days, calendar months and calendar years, respectively, unless defined otherwise or inconsistent with the context or meaning thereof; and

17. Any word or phrase defined in the recitals or in the body of this Agreement as opposed to being defined Schedule shall have the meaning so assigned to it, unless the contrary is expressly stated or the contrary clearly appears from the context.

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SCHEDULE "B"

PART A: SELLERS' REPRESENTATIONS & WARRANTIES

1. Binding Agreement. Seller has the full legal right, power, authority and capacity to execute and fully perform Seller's obligations under this Agreement. The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller.

2. Bankruptcy. No Bankruptcy Matter of any character affecting Seller is pending or threatened. Seller is not a sick company or a potentially sick company under Sick Industrial Companies Act, 1985.

3. Non-Contravention. The execution and performance by Seller of this Agreement do not (a) require the consent of any third party; (b) conflict with, result in a breach of, or constitute a default under, any Applicable Law; (c) violate any agreement, contract, right, restriction or obligation to which Seller is a party or by which Seller may be bound; (d) violate any order, injunction judgment or degree of any Government Authority by which Seller may be bound; or (e) constitute an act of bankruptcy, preference, insolvency or fraudulent conveyance under any Applicable Law.

4. Financial Statements. As of their respective dates, Seller Financial Statements (A) was, or will be, as the case may be, timely filed, (B) complied, or will comply, as the case may be, in all respects, with the applicable requirements of all Applicable Laws, and (C) did not, or will not, as the case may be, contain any untrue statement of a fact or omit to state a fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Seller Financial Statements have been prepared in accordance with U.S. Accounting Standards applied on a consistent basis throughout the periods indicated therein. Seller Financial Statements fairly present the financial condition and operating results of Seller as of the dates, and for the periods, indicated therein. Seller Financial Statements accurately and fairly present the assets, liabilities and financial condition and position of Seller as of the date thereof and the results of operations for the period then ended. Seller Financial Statements do not, as of the date thereof, include any assets or omit any liability, absolute or contingent, or any other fact the inclusion or omission of which renders such Seller Financial Statements misleading. The statements of operations contained in Seller Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the Ordinary Course of Business, except as expressly specified therein.

5. Absence of Undisclosed Liabilities. Seller does not have any obligations or Liabilities of any nature other than (a) those set forth or adequately provided for in Seller Financial Statements; and (b) those incurred in the Ordinary Course of Business since Seller Financial Statements.

6. Litigation. There is no private or governmental action, suit, proceedings, claim, arbitration or investigation pending before any Governmental Authority, foreign or domestic, or threatened against Seller or any of its properties or assets or any of its officers or directors (in their capacities as such). There is no Proceedings pending or threatened, nor has any claim or demand been made that challenges the right, title or interest of Seller in, to or under the intellectual property rights in which Seller has any right, title or interest. There is no judgments, decrees, injunctions, rules, stipulations or orders against Seller or any of its directors or officers (in their capacities as such), that (1) could prevent, enjoin, or alter or delay any of the transactions contemplated by this Agreement, or (11) that could reasonably be expected to Material Adverse Effect of Seller. Seller is in compliance of all judgments, decrees, injunctions, rules stipulations and orders applicable to it.

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7. Intellectual Property. Seller has all necessary intellectual property rights as may be necessary to conduct the Business substantially in the manner in which such business are now being conducted. Seller is not subject to any Contract, agreement or other arrangement that restricts the use, transfer, delivery or licensing of intellectual property rights in which Seller has (or purports to have) any right, title or interest (or any tangible embodiment thereof). There are no outstanding obligations to pay any license fees, royalties or other amounts or provide other consideration to any other Person in connection with any intellectual property rights in which Seller has any right, title or interest.

8. Accounts receivable. The accounts receivable shown on Seller Financial Statements are valid and genuine, have arisen solely out of bona file sales and deliveries of goods, performance of services, and other business transactions in the Ordinary Course of Business in each case with persons other than affiliates, are not subject to any prior assignment, Lien or security interest, and are not subject to valid defenses, set-offs or counter claims. The accounts receivable are collectible in accordance with their terms at their recorded amounts.

9. Transferred Contracts. (A) Schedule G.5 lists all of the Transferred Contracts of Seller. As of Closing (B) With respect to each Transferred Contract (i) the Transferred Contract is legal, valid, binding and enforceable and in full force and effect with respect to Seller, and is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto; (ii) subject to receipt of the Required Contract Consents, the Transferred Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with its terms as in effect prior to the Closing and execution of this Agreement or the consummation of the transactions contemplated under this Agreement does not constitute a ground for termination of any of the Transferred Contracts; and (iii) neither Seller, nor any other party, is in breach or default and no event has occurred that with notice or lapse of time would constitute a breach or default by Seller or by any such other party, or permit termination, modification or acceleration, under such Material Contract, and no notice of any such alleged breach or default has been served on or received by Seller, Except for the Required Contract Consents, no prior consent of any party to a Transferred Contract is required for the consummation by Seller of the transactions contemplated hereby to be in compliance with the provisions of such Transferred Contract.

10. Title to property. Seller has good and marketable title to all of its properties, interests in properties and assets included as part of the Assets.

11. Taxes. Seller has prepared and timely filed all returns, estimates, information statements and reports required to be filed with any taxing authority ("Returns") relating to any and all Taxes concerning or attributable to Seller or their respective operations with respect to Taxes for any period ending on or before the Closing and such Returns are true and correct and have been completed in accordance with Applicable Law. All Taxes due and owing (whether or not shown on any Return) have been paid when due by Seller. As of the date hereof Seller has, and as of the Closing Seller will have, (i) timely withheld from its employees, independent contractors, customers, shareholders and other Persons from whom it is required to withhold Taxes in compliance with all Applicable Law, and (1) timely paid all amounts so withheld to the appropriate Governmental Authority or Taxing authority. Seller has not been delinquent in the payment of any Tax. There is no Tax deficiency outstanding or assessed or proposed against Seller that is not reflected as a liability on Seller's Financial Statements, nor has Seller executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax. Seller does not have any Liabilities for unpaid Taxes that have not been accrued for or reserved on Seller's Financial Statements and as of the Closing, will not have any of such Liabilities, whether asserted or unasserted, contingent or otherwise and there is no basis for the assertion of any such Liability attributable to Seller or its assets or operations. No audits or investigations relating to any Taxes for which Seller may be liable are pending or threatened in writing by any Taxing authority. Seller has disclosed in writing to Investors any Tax exemption and Tax holiday that Seller has. Seller is in compliance with all terms and conditions required to maintain such Tax exemption and Tax holiday and the consummation of the transactions contemplated hereby will not have any adverse effect on the continuing validity and effectiveness of any such Tax exemption or Tax holiday There are (and following the Closing there will be) no Liens on the assets of Seller relating to or attributable to Taxes. Seller has complied with all Applicable Laws relating to intercompany transactions and transfer pricing. No claim has been made by a Taxing authority (domestic or foreign) in a jurisdiction where Seller does not file Return to the effect that Seller may be subject to Tax by that jurisdiction.

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12. Employment Matters. The Disclosure Schedule sets forth a list of all Employees. Seller has entered into employment agreements with each of the Employees, and such agreements are valid and binding, there is no breach or default outstanding there under, and there is no termination or threatened termination of any of such agreements. Except as disclosed at the Disclosure Schedule, Seller does not engage any person as employees, consultants, contractors, sub-contractors, representatives, secondees, deputees or otherwise. Except as set forth in the Disclosure Schedule, Seller is not a party or subject to any of the following (whether written or oral, express or implied); (i) any employment agreement or obligation to pay Liabilities, fringe benefits or compensation to any present or former officer, director, employee or any consultant of Seller, upon termination of such Person's employment or engagement; or (ii) any plan, contract or understanding providing for bonuses, commissions, deferred compensation, incentive or other bonus payments, royalty payments, profit-sharing or similar understanding with respect to any present or former officer, director, employee or any consultant of Seller. There are no outstanding Proceedings, claim or complaint against Seller by any person who is now or has been an officer, director or employee of such entity. The Disclosure Schedule contains an accurate and complete list, with respect to Seller of each plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock- related awards, welfare benefits, fringe benefits or other employee benefits or remuneration of any kind which is maintained, contributed to, or required to be contributed to by Seller for the benefit of any employee (collectively, the "Seller Employee Plans"). Seller has performed all obligations required to be performed by it under, is not in default or violation of any Seller Employee Plan, and each Seller Employee Plan has been established and maintained in accordance with its terms and in compliance with all Applicable Laws. Seller has no direct or indirect Liability with respect to any misclassification of any Person as an independent contractor or consultant rather than as an employee. Seller (i) has withheld and reported all amounts required by Applicable Law, custom or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees, (ii) is not liable for any arrears of wages severance pay or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment with respect to unemployment compensation benefits, social security or other benefits or obligations for employees. Seller does not have any trade union(s), labor union(s) or other organizations representing, purporting to represent, or attempting to represent, any employee of Seller. There are no actions, suits, claims, Proceedings, labor disputes or grievances, pending or threatened or reasonably anticipated relating to any labor matters involving any employee of Seller, including charges of unfair labor practices.

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13. Compliance With Laws. The business of Seller is being conducted in compliance with all Applicable Laws. All Licenses required by Seller to conduct its business have been obtained and are in full force and effect. Seller is in compliance with the terms and requirements of such Licenses. Seller has not received any written notice or other written communication from any Governmental Authority regarding (A) any revocation, withdrawal, suspension, termination or modification of, or the imposition of any conditions with respect to any Licenses, (B) any violation of any Applicable Law by Seller or (C) any other limitations on the conduct of business by Seller. Seller is not in violation of any term of provision of (i) its Memorandum of Association and Articles of Association or (ii) any Applicable Law or regulatory approval applicable to, or which is binding upon, or affects it or any of its assets or revenues or the operation of its business. Seller has not entered into any Contract or engaged in any trade practices which may be considered a 'restrictive trade practice" or 'unfair trade practice' under the Monopolies and Restrictive Trade Practices Act, 1969 or the Competition Act, 2000, or any amendment or re-enactment thereof. There is no event pending or threatened that has or is likely to have a Material Adverse Effect on the business, assets, financial position or operations of Seller subject receipt of Required Contract Consents.

PART B: PURCHASER'S REPRESENTATIONS & WARRANTIES

1. Incorporation of the Purchaser. The Purchaser is incorporated and validly existing under the laws of the United States of America, State of Nevada.

2. Corporate Power and Authorization of the Purchaser. The Purchaser has the corporate power and capacity to enter into and perform its obligations under this Agreement. The Purchaser has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Transaction Documents to which the Purchaser is a party. This Agreement has been duly executed and delivered by the Purchaser. At the Closing, each of the Transaction Documents to which the Purchaser is a party will be duly executed and delivered by the Purchaser.

3. Enforceability against the Purchaser. This Agreement is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms. At the Closing, each of the Transaction Documents to which the Purchaser is a party will be a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to the usual exceptions as to applicable laws.

4. Non-Contravention by the Purchaser.

5. Consents and Approvals. No authorization, consent or approval of, or filing with or notice to, any Governmental Authority or other Person is required in connection with the execution, delivery or performance of this Agreement or the Transaction Documents by the Purchaser.

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Schedule "C" CONDITIONS PRECEDENT

1. Representations and Warranties. The representations and warranties of the Seller contained in the Agreement shall be true in all respects at and as of the Closing with the same effect as if made at and as of the Closing.

2. Consent letter of shareholders. At least 75% in value of the shareholders of the Seller shall have provided a written consent to the transactions contemplated under this Agreement along with an undertaking to ensure performance by the Seller of its duties and obligations under the Agreement.

3. Board resolution of Seller. The board of directors of the Seller shall have passed a resolution approving the execution of this Agreement authorizing the consummation of the transactions under this Agreement and the Transaction Agreements.

4. Performance. The Seller shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5. Instruments. All deeds, instruments and documents provided by the Seller required to carry out this Agreement or incidental hereto shall be in from and substance reasonably satisfactory to the Purchaser.

6. No Restraint. No action, suit, investigation, or Proceeding by or on account of any Governmental Authority shall have been instituted or threatened to restrain or invalidate the transactions contemplated by this Agreement.

7. No Material Adverse Effect. No event or circumstance shall have occurred or shall be likely to occur which has or is likely to have a Material Adverse Effect on the Business.

8. Conduct of Business in the Ordinary Course. The business and operations of the Business shall have been conducted in the Ordinary Course of Business up to and including Closing.

9. Closing Deliveries. The Seller shall have made or stand willing to make all the deliveries to the Purchaser described in Schedule E of the Agreement.

10. Consent of Lenders. The lender Bank holding charge over the assets of the Business shall have granted a no objection certificate for all of the transactions contemplated under this Agreement.

11. Section 281 Certificate. Receipt of clearance under Section 281 of the Income Tax Act, 1961 from the tax authorities.

12. Employees Dues. All the employees' dues (including gratuity) shall be paid and settled to the satisfaction of the Purchaser.

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Schedule "D"

DELIVERABLES TO PURCHASER AT CLOSING

1. Representations and Warranties of Seller are true and correct as of the Closing.

2. Full agreement by the Parties evidenced by signatures.

November-16-2020

/s/ Arman Tabatabaei

Arman Tabatabaei Cannabis Global Inc

November-16-2020

/s/ Edward Manolos

Edward Manolos Ethos Technology LLC

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